Exhibit 99.18

BIO-key International, Inc.

INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

We are providing the following unaudited pro forma condensed consolidated financial information of BIO-key International, Inc. (BIO-key) and its acquisition of the Mobile Government division of Aether Systems, Inc. to present the results of operations and financial position of BIO-key had the merger been completed at an earlier date.

On September 30, 2004, we acquired certain assets and assumed certain liabilities of the Mobile Government division of Aether Systems, Inc (AMG).  AMG solutions are currently deployed in state and local police, fire and rescue and emergency medical services organizations and are fully integrated into 47 different state information databases, as well as local and federal databases. AMG focuses its products in law enforcement areas around mobile data collection and reporting as well as cross agency data sharing on federal, state and local levels.

The aggregate purchase price of the acquisition was approximately $12,579,000, which includes the costs of acquisition.  The purchase price is subject to a number of adjustments including changes in working capital, and cash collected and payments made by Aether on behalf of the company.  The Company and Aether have not yet reached agreement on the amount, if any, of these adjustments.  The Company expects to reach final agreement during the fourth quarter of 2004.

The unaudited pro forma condensed consolidated statement of operations of the Company gives effect to the merger as if it had occurred on January 1, 2003 for the year ended December 31, 2003 and for the six months ended June 30, 2004.

This unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions set forth herein and in the notes thereto.  The pro forma results have been prepared utilizing (a) the audited financial statements of BIO-key included in Form 10-KSB for the year ended December 31, 2003; (b) the unaudited financial statements of BIO-key included in Form 10-QSB for the six months ended June 30, 2004; (c) the audited financial statements of AMG for the year ended December 31, 2003; and (d) the unaudited financial statements of AMG for the six months ended June 30, 2004.

The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the Merger Agreement been consummated on the dates indicated or (ii) the results of operations of the Company that may occur or be attained in the future.  The following information is qualified in its entirety by reference to and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, BIO-key’s audited consolidated financial statements, including the notes thereto contained in its Annual Report on Form 10-KSB for the year ended December 31, 2003, BIO-key’s unaudited consolidated financial statements filed on Form 10-QSB for the quarter ended June 30, 2004, AMG’s audited financial statements, including the notes thereto, for the years ended December 31, 2003 and 2002, AMG’s unaudited consolidated financial statements for the quarter ended June 30, 2004, included herein, PSG’s audited consolidated financial statements for the years ended December 31, 2003 and 2002 filed on Form 8-K dated June 14, 2004, and other historical financial information appearing elsewhere herein.

BIO-key International, Inc. and Subsidiary

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

							Pro Forma
	Year ended			PSG		AMG	Consolidated
	December 31, 2003			Pro Forma		Pro Forma	after
	BIO-key	PSG	AMG	Adjustments		Adjustments	Acquisitions
				(Note 2)		(Note 3)
Revenues
Product sales	$102,007	$—	$20,898,000	$—		$—	$21,000,007
License fees	411,400	821,084	—	—		—	1,232,484
Maintenance fees	—	114,577	—	—		—	114,577
Technical support and other services	10,694	—	—	—		—	10,694
	524,101	935,661	20,898,000	—		—	22,357,762
Costs and other expenses
Cost of product sales	87,387	—	5,871,000	—		—	5,958,387
Cost of technical support and other services	1,694	—	—	—		—	1,694
Selling, general and administrative	2,118,122	659,239	6,963,000	—		—	9,740,361
Research,development and engineering	1,030,944	3,024	5,352,000	—		—	6,385,968
Corporate allocation		—	3,014,000	—		—	3,014,000
Depreciation	6,386	—	430,247	—	(4)	(56,188)	380,445

Amortization	—	—	2,445,753 (1)	433,315	(1)	429,413	862,728
					(2)	(2,445,753)
Option and warrant expense	—	—	278,000	—	(2)	(278,000)	—
Restructuring charge	—	—	56,000	—	(2)	(56,000)	—
	3,244,533	662,263	24,410,000	433,315		(2,406,528)	26,343,583

Operating profit (loss)	(2,720,432)	273,398	(3,512,000)	(433,315)		2,406,528	(3,985,821)

Other income (deductions)
Interest expense	(1,109,786)	(50,244)	— (2)	50,244	(5)	(782,474)	(1,892,260)
Sundry	4,145	102	37,000	—	(3)	(37,000)	4,247
	(1,105,641)	(50,142)	37,000	50,244		(819,474)	(1,888,013)

NET EARNINGS (LOSS)	$(3,826,073)	$223,256	$(3,475,000)	$(383,071)		$1,587,054	$(5,873,834)

Basic and diluted earnings (loss) to common stockholders
Net earnings (loss)	$(3,826,073)	$223,256	$(3,475,000)	$(383,071)		$1,587,054	$(5,873,834)
Convertible preferred stock dividends and accretion	(136,755)	—	—	—		—	(136,755)

Earnings (loss) applicable to common stockholders	$(3,962,828)	$223,256	$(3,475,000)	$(383,071)		$1,587,054	$(6,010,589)

Basic and diluted loss per common share
Net loss	$(0.22)						$(0.29)
Convertible preferred stock dividend and accretion	(0.01)						(0.01)

Loss applicable per common share	$(0.23)						$(0.30)

Weighted average number of common shares outstanding	17,543,586						19,965,694

See Notes to Pro Forma Condensed Consolidated Financial Statements

BIO-key International, Inc. and Subsidiary

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

							Pro Forma
	Six months ended			PSG		AMG	Consolidated
	June 30, 2004			Pro Forma		Pro Forma	after
	BIO-key	PSG	Adjustments	Adjustments		Adjustments	Acquisitions
				(Note 2)		(Note 3)
Revenues
Product sales	$120,048	$—	$9,222,000	$—		$—	$9,342,048
License fees	579,713	73,079	—	—		—	652,792
Maintenance fees	—	32,609	—	—		—	32,609
Technical support and other services	131,239	43,848	—	—		—	175,087
	831,000	149,536	9,222,000	—		—	10,202,536
Costs and other expenses
Cost of product sales	100,667	—	3,390,000	—		—	3,490,667
Selling, general and administrative	2,056,265	419,330	3,423,000	—		—	5,898,595
Research, development and engineering	600,361	—	2,962,000	—		—	3,562,361
Corporate allocation	—	—	2,647,000	—		—	2,647,000
Depreciation	17,015	—	157,116	—	(4)	(28,093)	146,038

Amortization	108,329	—	1,222,884 (1)	108,329	(2)	(1,222,884)	431,365
					(1)	214,707
Option and warrant expense	—	—	155,000	—	(2)	(155,000)	—
Impairment of intangibles	—	—	8,928,000	—	(2)	(8,928,000)	—
Restructuring charge	—	—	46,000	—	(2)	(46,000)	—
	2,882,637	419,330	22,931,000	108,329		(10,165,270)	16,176,026

Operating profit (loss)	(2,051,637)	(269,794)	(13,709,000)	(108,329)		10,165,270	(5,973,490)

Other income (deductions)
Interest expense	(137,472)	—	—	—	(5)	(434,558)	(572,030)
Sundry	16,523	—	—	—		—	16,523
	(120,949)	—	—	—		(434,558)	(555,507)

NET EARNINGS (LOSS)	$(2,172,586)	$(269,794)	$(13,709,000)	$(108,329)		$9,730,712	$(6,528,997)

Basic and diluted earnings (loss) to common stockholders
Net earnings (loss)	$(2,172,586)	$(269,794)	$(13,709,000)	$(108,329)		$9,730,712	$(6,528,997)
Convertible preferred stock dividends and accretion	(153,150)	—	—	—		—	(153,150)

Earnings (loss) applicable to common stockholders	$(2,325,736)	$(269,794)	$(13,709,000)	$(108,329)		$9,730,712	$(6,682,147)

Basic and diluted loss per common share
Net loss	$(0.07)						$(0.18)
Convertible preferred stock dividend and accretion	(0.01)						(0.00)

Loss applicable per common share	$(0.08)						$(0.18)

Weighted average number of common shares outstanding	30,769,548						36,349,609

See Notes to Pro Forma Condensed Consolidated Financial Statements

BIO-key International, Inc. and Subsidiary

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Year Ended December 31, 2003 and Six Months Ended June 30, 2004

Note 1.

BIO-key is a publicly held corporation who acquired certain assets and assumed certain liabilities of the Mobile Government division of Aether Systems, Inc. For accounting purposes, this transaction has been treated as an acquisition with the net assets of the acquired company being stated at fair value in accordance with the purchase method of accounting.

Note 2.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2004 presented herein have been prepared as if the merger of BIO-key and PSG had been consummated as of January 1, 2003.  Pro forma statements of operations adjustments for the twelve months ended December 31, 2003 and for the six months ended June 30, 2004 have been made for the following:

(1)          To record amortization for the fair value of finite intangible assets acquired related to the PSG acquisition, as if the acquisition had been consummated as of January 1, 2003.  Accordingly, additional amortization of $433,315 and $108,329 is included as a pro forma adjustment for the twelve months ended December 31, 2003 and the six months ended June 30, 2004, respectively.

(2)          To eliminate interest expense recorded on the note payable that was paid off pursuant to the Merger Agreement, as if the acquisition had been consummated as of January 1, 2003.  Accordingly, a reduction of interest expense of $50,244 is included as a pro forma adjustment for the twelve months ended December 31, 2003.

Note 3.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2004 presented herein have been prepared as if the merger of BIO-key and AMG had been consummated as of January 1, 2003.  Pro forma statements of operations adjustments for the twelve months ended December 31, 2003 and for the six months ended June 30, 2004 have been made for the following:

(1)          To record amortization for the fair value of the finite intangible assets acquired related to the AMG acquisition as if it had been consummated as of January 1, 2003.  Accordingly, additional amortization of $429,413 and $214,707 is included as a pro forma adjustment for the twelve months ended December 31, 2003 and the six months ended June 30, 2004 respectively.

(2)          To eliminate amortization, stock option expense, impairment of intangibles, and restructuring charges that would not have been incurred if the acquisition had been consummated as of January 1, 2003.  Accordingly, a reduction of expense of $2,779,753 and $10,351,884 is included as a pro forma adjustment for the twelve months ended December 31, 2003 and the six months ended June 30, 2004 respectively.

(3)          To eliminate interest income of $37,000 for the twelve months ended December 31, 2003 as no cash was acquired in the acquisition.

(4)          The adjustment to depreciation is a result of adjusting certain assets to fair value.  Accordingly, a reduction of expense of $56,188 and $28,093 is included as a pro forma adjustment for the twelve months ended December 31, 2003 and the six months ended June 30, 2004 respectively.

(5)          To record interest expense on the funds borrowed to finance the acquisition.  Accordingly, interest expense of $782,474 and $434,558 is included as a pro forma adjustment for the twelve months ended December 31, 2003 and the six months ended June 30, 2004 respectively.